Exhibit 10.3

SETTLEMENT AGREEMENT

This Settlement Agreement (this “Agreement”) is entered into as of May 25, 2010, by and among CHINA BOI HUNTER, LLC, a Delaware limited liability company (“Lender”), ASIA LEECHDOM HOLDING CORP., a New Jersey corporation and formerly known as Keytech Holding Inc. (“Borrower”), TIANJIN BOAI PAHARMACEUTICAL CO., LTD., a company organized pursuant to the laws of the People’s Republic of China and a wholly owned subsidiary of Borrower (“BOAI”, and together with Borrower, the “Loan Parties”); and BAY PEAK 6 ACQUISITION CORP., a Nevada corporation (“BP6”, and together with the Loan Parties, the “BOAI Parties”).

WHEREAS, Lender is the holder of (a) a Secured Convertible Promissory Note, dated June 20, 2008, made by Borrower to, and payable to the order of, Lender, in the original principal amount of $1,500,000 (the “Note”), and (b) warrants (the “Loan Warrants”) to purchase up to $750,000 of shares of Borrower’s Common Stock, which Note and Loan Warrants were issued pursuant to the Credit and Security Agreement, dated as of June 20, 2008 (the “Credit Agreement”), among Lender and the Loan Parties;

WHEREAS, Borrower and other Obligors (as defined below) have defaulted on their obligations under the Loan Documents as a result of, inter alia, their failure to pay all amounts due and owing under the Loan Documents on December 20, 2008;

WHEREAS, BP6, Borrower and the shareholders of Borrower have entered into a Share Exchange Agreement, pursuant to which all of the issued and outstanding shares of capital stock of Borrower will be exchanged for shares of BP6’s Common Stock, par value $0.001 per share (the “Common Stock”), such that Borrower, BOAI and Tiajin BOAI Medicine Technology Co., Ltd., a company organized pursuant to the laws of the People’s Republic of China and a wholly owned subsidiary of BOAI, will become wholly owned subsidiaries of BP6 (the “Restructuring”);

WHEREAS, in connection with the Restructuring, BP6 is contemplating a warrant financing (the “Warrant Financing”), as more fully described in that certain Disclosure Statement, dated as of March 29, 2010 (the “Disclosure Statement”); and

WHEREAS, pursuant to the Warrant Financing, investors in the Warrant Financing will receive (a) warrants (the “Plan Warrants”) to purchase shares of Common Stock of BP6, which Plan Warrants were issued to creditors and claimants of visitalk.com, Inc. pursuant to such company’s Second Joint Plan of Reorganization, and which Plan Warrants will be immediately exercised upon the consummation of the Warrant Financing, at an exercise price of $2.51 per share of Common Stock; (b) warrants (the “Financing Warrants”) to purchase an aggregate of 796,8013 to 2,390,438 shares of Common Stock of BP6; and (c) the rights set forth in a Side Letter Agreement (the “Side Letter”) among such investors, BP6 and the founders of BOAI, including, inter alia, the right to receive additional shares of Common Stock as set forth in the Side Letter.

NOW, THEREFORE, in consideration of their mutual promises and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged the parties hereby agree as follows:

1. Definitions.

“Effective Date” shall mean the date on which the Restructuring is consummated.

“Effectiveness Period” shall have the meaning set forth in Section 4(c) below.

“Event” shall have the meaning set forth in Section 4(d) below.

“Event Date” shall have the meaning set forth in Section 4(d) below.

“Exchange Warrants” shall have the meaning set forth in Section 4(b) below.

“Indebtedness” shall have the meaning set forth in Section 2 below.

“Obligor” shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Indebtedness or who is the owner of any property which is security for the Indebtedness (including, without limitation, Yingshing David To and Xuecheng Xia).

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Shares covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registration Statement” means the registration statement required to be filed hereunder, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Released Matters” shall have the meaning set forth in Section 12 below.

“Released Parties” shall have the meaning set forth in Section 12 below.

“Required Effectiveness Date” means the earlier of (a) the date on which shares of Common Stock are first listed or quoted on the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ Small Cap Market, the OTC Bulletin Board or any other national securities exchange, market or trading or quotation facility; or (b) the first anniversary date of the date hereof.

“Rule 415” and “Rule 461” means Rule 415 and Rule 461, respectively, promulgated by the SEC pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States the Securities Act of 1933, as amended.

“Shares” shall have the meaning set forth in Section 3(b) below.

All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2. Acknowledgment of Debt. Borrower hereby confirms and acknowledges that it is indebted to Lender as of the date hereof in the principal amount of $1,500,000.00, plus accrued and unpaid interest at the Interest Rate, accrued and unpaid interest at the Default Rate, cost and expenses of Lender, including legal fees and other sums due under the Loan Documents (the “Indebtedness”), all of which are due without defense, offset, counterclaim or right of recoupment.

3. Payments. Borrower shall pay the Indebtedness as follows:

(a)

$1,500,000.00, payable in US Dollars and in immediately available funds on or before May 25, 2010, which amount shall be applied: first, to pay any fees, indemnities or expense reimbursements under the Loan Documents until paid in full; second, to pay accrued and unpaid interest on the Indebtedness until paid in full; and third, to pay the principal amount of the Indebtedness; and

(b)	[239,044] shares of Common Stock (the “Shares”), in accordance with Section 4 below.

4. Shares; Exchange Warrants; Registration Rights. Simultaneous with the closing of the Restructuring, and subject to Section 6 below:

(a) Shares. BP6 shall issue to Lender the Shares; and

(b) Exchange Warrant. Lender shall exchange the Loan Warrants for, and BP6 shall issue to Lender, warrants (the “Exchange Warrants”) to purchase 298,805 shares of Common Stock. The Exchange Warrants shall contain such terms as is reasonably acceptable to Lender, including an exercise price of $2.51 per share, exercise period of three (3) years from the issuance date thereof, provision for cashless exercise, and provisions granting Lender registration rights with respect to the shares underlying the Exchange Warrants.

(c) Registration Rights. As promptly as possible, the BOAI Parties shall cause, at their own expense, BP6 to prepare and file with the SEC a Registration Statement covering the resale of all Shares for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-1 (or such other appropriate form acceptable to Lender). Lender and its counsel shall have a reasonable opportunity to review and comment upon such Registration Statement or amendment thereto and any Prospectus prior to its filing with the SEC. The BOAI Parties shall use their best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the Required Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until all the Shares have been sold (the “Effectiveness Period”). BP6 shall notify the Lender in writing promptly (and in any event within one business day) after receiving notification from the SEC that a Registration Statement has been declared effective.

(d) Failure to Register Shares and Other Events. If (i) the Registration Statement filed hereunder is not declared effective by the SEC by the Required Effectiveness Date, or (ii) BP6 fails to file with the SEC a request for acceleration in accordance with Rule 461 within five (5) Business Days of the date that BP6 is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed,” or not subject to further review, or (iii) the Registration Statement is filed with and declared effective by the SEC but thereafter ceases to be effective as to all Shares at any time prior to the expiration of the Effectiveness Period, or (iv) the BOAI Parties have breached Section 4(c) (any such failure or breach being referred to as an “Event,” and for purposes of clauses (i) and (iv) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five day period is exceeded, or for purposes of clause (iii) after more than fifteen Business Days, being referred to as “Event Date”), the BOAI Parties shall pay, at the option of Lender, an amount in cash or shares of Common Stock, as liquidated damages to Lender, (x) on each such Event Date, $89,700.00, and (y) on each monthly anniversary of each such Event Date thereof (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, $10,000.00. Payments to be made pursuant to this Section 4(d) shall be due and payable immediately upon demand in immediately available funds. If Lender elects to be paid in shares of Common Stock, the number of such shares of Common Stock shall be based on the liquidated damage amount divided by $2.51.

5. Representation and Warranties of BOAI Parties. Each of the BOAI Parties hereby represent and warrants as follows:

(a) All necessary action have been taken by each of the BOAI Parties to authorize the execution, delivery and performance of this Agreement, and this Agreement is and will be after its execution constitute the legal, valid and binding obligations of the BOAI Parties, enforceable against the BOAI Parties in accordance with its terms.

(b) No authorization, consent, waiver, approval or other action or consideration by, and no notice to or filing with any governmental or regulatory authority, body or instrumentality was or is a prerequisite for the due execution and delivery by any of the BOAI Parties of this Agreement or the performance by any of the BOAI Parties of its respective obligations under this Agreement.

(c) The execution, delivery, consummation and performance by each of the BOAI Parties of this Agreement do not and will not: (i) result in any violation of: (A) any organizational document of such BOAI Party; or (B) any order, judgment, or decree of any court or other agency of government, which is binding on such BOAI Party; or (ii) in a breach of constitute a default under any term of any agreement, contract or instrument to which a BOAI Party is a party; or (iii) result in the creation of any lien, charge or encumbrance upon any property pursuant to the terms of any agreement, contract, indenture or instrument by which any BOAI Party or its property is bound.

(d) Each of the Loan Documents to which it is a party constitutes the legal, valid and binding obligations of each Obligor, enforceable against such Obligor in accordance with its respective terms.

(e) The Shares, the Exchange Warrant and the shares of Common Stock underlying the Exchange Warrant have been duly authorized. The Shares and the Exchange Warrant, when issued in accordance with the terms of this Agreement, and the shares of Common Stock underlying the Exchange Warrant when issued in accordance with the terms of the Exchange Warrants, will be, validly issued, fully paid, nonassessable, free of preemptive or similar rights, and issued in compliance with applicable securities laws, rules and regulations.

(f) Each of the Loan Parties hereby reaffirms all covenants, representations and warranties made in the Loan Agreement and each of the other Loan Documents to which it is a party, and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the date of this Agreement.

(g) No Obligor has any defense, counterclaim or offset with respect to any of the Loan Documents to which it is a party.

6. Conditions Precedent. The effectiveness of this Agreement is conditioned upon Lender’s receipt of the following, or the waiver thereof in the sole discretion of Lender:

(a)	This Agreement, duly executed by each of the BOAI Parties;

(b)	Payment to Lender of $1,500,000.00 on or before May 25, 2010 in accordance with Section 3(a);

(c)	The consummation of the Restructuring, in accordance with the terms described in the Disclosure Summary;

(d)	The consummation of the Warrant Financing, in accordance with the terms described in the Disclosure Summary;

(e)	one or more stock certificates evidencing the Shares, registered in the name of Lender;

(f)	The Exchange Warrant to purchase 298,805 shares of Common Stock, duly issued to Lender; and

(g)	Such other agreements, certificates and instruments as Lender reasonably deems necessary to carry out the terms and provisions of this Agreement.

7. Effect on the Loan Documents.

(a) Until the effectiveness of this Agreement as set forth in Section 6, the Loan Agreement and each of the other Loan Documents shall remain in full force and effect, and are hereby ratified and confirmed.

(b) The execution and delivery of this Agreement shall not operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement or any other Loan Document. Upon the effectiveness of this Agreement as provided in Section 6, and provided none of the BOAI Parties are in breach of this Agreement, the Loan Agreement, each of the other Loan Documents and all obligations thereunder of the Loan Parties and of Lender (other than those obligations which by its terms which expressly survive) shall terminate.

8. Further Assurances. Each of the parties hereto agrees to perform all further acts and to execute and deliver all documents that reasonably may be necessary to carry out the terms of this Agreement.

9. Governing Law. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws.

10. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

11. Counterparts; Facsimile. This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

12. Release.

(a) Each of the BOAI Parties hereby releases, remises, acquits and forever discharges Lender and its employees, representatives, consultants, attorneys, fiduciaries, officers, directors, members, partners, predecessors, successors and assigns, subsidiaries, affiliates and parent (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement, the Loan Agreement or any other Loan Document (all of the foregoing hereinafter called the “Released Matters”). Each of the BOAI Parties acknowledge that the agreements in this Section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.

(b) Subject to the effectiveness of this Agreement as provided in Section 6, and provided none of the BOAI Parties are in breach of this Agreement, the Lender, as of such effectiveness of this Agreement, hereby releases, remises, acquits and forever discharges each of the BOAI Parties and its respective employees, representatives, consultants, attorneys, fiduciaries, officers, directors, shareholders, predecessors, successors and assigns, subsidiaries, affiliates and parent, from payment or any other obligations of the Loan Parties set forth in the Loan Agreement and the other Loan Documents other than those obligations which by its terms which expressly survive; provided, however, for avoidance of doubt, the foregoing shall not constitute a release of any of any BOAI Party’s obligations under this Agreement or the breach by any BOAI Party of any of its representations and warranties contained in this Agreement

13. Indemnity. Each of the BOAI Parties shall, and hereby covenant and agree to, protect, defend, indemnify and hold Lender and its officers, members, employees, agents and attorneys harmless from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) arising or occurring out of any of the representations and warranties made by a BOAI Party in this Agreement being untrue in any material respect.

14. Consent to Foreclosure. Each of the BOAI Parties hereby agree that upon the breach of any warranty, representation or covenant made by a BOAI Party in this Agreement, Lender, at its sole option, may commence a foreclosure proceeding with respect to the Collateral (including, without limitation, shares of Common Stock of BOAI pledged to Lender), pursuant to applicable law at such time, and none of the BOAI Parties shall assert in any such foreclosure proceeding any claim against Lender or defense which exists as of the date hereof, which claims or defenses are hereby waived.

15. Non-Disparagement. Each of the parties hereto agree not to disparage, malign, criticize or condemn any other party herein, nor make any statement or express any view or opinion that is derogatory or detrimental to the reputation of any other party herein, with respect to any matter related in any way to this Agreement and the Loan Agreement.

16. Each party hereto acknowledges that it has read this Agreement and consulted with its attorneys as to the full meaning and effect of this Agreement and agrees to all of its terms and conditions contained herein without any reservation whatsoever and that it is signing this Agreement with full knowledge of any and all rights which it may have, that it is not relying on any representation made by any party hereto which are not set forth herein or in the Disclosure Summary, and that it has conducted whatever investigation it has deemed necessary to ascertain all facts and matters related to this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

CHINA BOI HUNTER, LLC

By:
Name:
Title:

ASIA LEECHDOM HOLDING CORP.

By:
Name:
Title:

TIANJIN BOAI PAHARMACEUTICAL CO., LTD.

By:
Name:
Title:

BAY PEAK 6 ACQUISITION CORP.

By:
Name:
Title:

CONSENTED AND AGREED TO:

Yingshing David To

Xuecheng Xia